Exhibit 99.1
DTE Energy reports third quarter 2024 accomplishments, earnings and investments in improving energy infrastructure

•Continued on path to improving electric reliability through investments in smart grid technology and new substations
•Began construction of three new solar parks, all funded by company’s voluntary MIGreenPower program
•Installed nearly 1,000 free air conditioners for people in need in metro Detroit
•Published 2023 CleanVision Sustainability Report
•Recognized for initiatives in making DTE a great place to work

DETROIT, Oct. 24, 2024 — DTE Energy (NYSE:DTE) invested over $3 billion so far this year and is on track to invest over $4 billion in 2024 to continue building the electric grid of the future, transforming its power generation to deliver cleaner sources of energy, and upgrading and expanding its natural gas infrastructure to be safer and more reliable.
The company also reported third quarter earnings of $477 million or $2.30 per diluted share, compared with $332 million, or $1.61 per diluted share in 2023. Operating earnings for the third quarter 2024 were $460 million, or $2.22 per diluted share, compared with 2023 operating earnings of $298 million, or $1.44 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“Through their innovation and hard work, DTE team members are making great progress building a cleaner, more resilient energy grid to keep the power flowing for our customers,” said Jerry Norcia, DTE Energy chairman and CEO. “In the third quarter of 2024 alone, we started construction of three new solar energy parks. We are also building or energizing 10 new substations to power Michigan’s future. Our solid financial strength and constructive regulatory environment allow us to continue to invest above our generated cash flows for improved reliability and cleaner generation.”

Norcia noted the following accomplishments in the third quarter:

•Continued on path to improving electric reliability through investments in smart grid technology and new substations. DTE’s investment in smart grid technology prevented more than 9,000 power interruptions and more than 3.6 million minutes without power for customers so far in 2024. Smart grid technology automatically detects and de-energizes downed wires, which improves people’s safety, and helps isolate areas of damage, reroute power for many customers and quickly pinpoint the damage location, which shortens outage time and speeds up restoration. The company is also at various stages of constructing or energizing 10 new substations across its service territory. Substations, also equipped with smart grid technology, are critical parts of the electric grid that adjust voltage levels coming from power plants to distribute electricity safely and efficiently to homes and businesses.

•Began construction of three new solar parks, all funded by company’s voluntary MIGreenPower program: As Michigan’s largest producer of and investor in renewable energy, DTE broke ground on three new solar parks in response to growing customer support for clean, renewable energy. The Fish Creek and Mission Road solar parks in mid-Michigan, and the Little Trout solar park in northern Michigan, are all funded by customers who voluntarily enrolled in DTE’s industry-leading CleanVision MIGreenPower program. These solar developments are another step toward the company’s goal of achieving net zero carbon emissions and bringing the State of Michigan significantly closer to its clean energy goal of 60% by 2035.

•Installed nearly 1,000 free air conditioners for people in need in metro Detroit: As summer temperatures rose, DTE’s Energy Efficiency Assistance (EEA) team delivered free AC units and made home repairs for local income-qualified customers as part of an ongoing effort to support vulnerable populations. As a part of the initiative, customers may also receive additional assistance including weatherization, new appliances and insulation to ensure their homes meet health and safety standards.

•Published 2023 CleanVision Sustainability Report: DTE shared its progress in executing its sustainability strategy to improve operations, accomplish net zero goals, care for customers – especially the most vulnerable – and develop a workforce to lead Michigan’s energy future in its 2023 CleanVision Sustainability Report.

•Recognized for initiatives in making DTE a great place to work:

◦For the second consecutive year, The Health Project recognized DTE’s use of evidence-based programs for employee wellness to achieve meaningful results. More than 85% of DTE employees participate in the company’s programs, which improve their lives by reducing critical lifestyle-related health conditions and workplace injuries.
◦Disability:In, the leading nonprofit resource for business disability inclusion worldwide, named DTE one of the Best Companies for Disability Inclusion, awarding the company with a top score of 100 on the Disability Equality Index for creating an accessible and inclusive environment where all employees can feel a sense of belonging and thrive.
◦DTE’s employee resource group for veterans and their allies received the 2024 Michigan Veteran Affairs Agency Employer Innovator Award for its proactive recruitment and onboarding programs and for collaborating with other organizations to improve veterans’ lives.

Outlook for 2024

DTE Energy confirms 2024 operating EPS guidance of $6.54 - $6.83.

“We are confident that we will achieve our financial targets in 2024 while making significant strides in our infrastructure investment plan to improve how we produce and deliver energy for our customers and communities,” said David Ruud, DTE executive vice president and CFO.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA toll is: (646) 960-0306 and the Canada dial-

in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2024 operating earnings guidance. It is likely that certain items that impact the company's 2024 reported results will be excluded from operating results. Reconciliations to the comparable 2024 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: 313.235.6649
John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$437	$—		$—	$437	$268	$—		$—	$268

DTE Gas	(13)	—		—	(13)	(5)	—		—	(5)

Non-utility operations
DTE Vantage	33	—		—	33	56	—		—	56

Energy Trading	42	(22)	A	5	25	65	(46)	A	12	31

Non-utility operations	75	(22)		5	58	121	(46)		12	87

Corporate and Other	(22)	—		—	(22)	(52)	—		—	(52)

Net Income Attributable to DTE Energy Company	$477	$(22)		$5	$460	$332	$(46)		$12	$298

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended September 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$2.11	$—		$—	$2.11	$1.30	$—		$—	$1.30

DTE Gas	(0.06)	—		—	(0.06)	(0.03)	—		—	(0.03)

Non-utility operations
DTE Vantage	0.15	—		—	0.15	0.28	—		—	0.28

Energy Trading	0.20	(0.11)	A	0.03	0.12	0.32	(0.23)	A	0.06	0.15

Non-utility operations	0.35	(0.11)		0.03	0.27	0.60	(0.23)		0.06	0.43

Corporate and Other	(0.10)	—		—	(0.10)	(0.26)	—		—	(0.26)

Net Income Attributable to DTE Energy Company	$2.30	$(0.11)		$0.03	$2.22	$1.61	$(0.23)		$0.06	$1.44

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric	$886	$32	A	$(8)	$910	$547	$—		$—		$547

DTE Gas	153	8	A	(2)	159	190	—		—		190

Non-utility operations
DTE Vantage	74	(25)	B	6	55	109	—		—		109

Energy Trading	82	(27)	C	6	61	234	(259)	C	66		41

Non-utility operations	156	(52)		12	116	343	(259)		66		150

Corporate and Other	(83)	—		—	(83)	(102)	—		(7)	D	(109)

Net Income Attributable to DTE Energy Company	$1,112	$(12)		$2	$1,102	$978	$(259)		$59		$778

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
B) Gain on sale of equity investment — recorded in Other (Income) and Deductions
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
D) Adjustment to Income Tax Expense due to a tax law change in West Virginia

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Nine Months Ended September 30,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric	$4.28	$0.15	A	$(0.04)	$4.39	$2.65	$—		$—		$2.65

DTE Gas	0.74	0.04	A	(0.01)	0.77	0.92	—		—		0.92

Non-utility operations
DTE Vantage	0.35	(0.11)	B	0.03	0.27	0.53	—		—		0.53

Energy Trading	0.39	(0.13)	C	0.03	0.29	1.14	(1.27)	C	0.32		0.19

Non-utility operations	0.74	(0.24)		0.06	0.56	1.67	(1.27)		0.32		0.72

Corporate and Other	(0.40)	—		—	(0.40)	(0.50)	—		(0.03)	D	(0.53)

Net Income Attributable to DTE Energy Company	$5.36	$(0.05)		$0.01	$5.32	$4.74	$(1.27)		$0.29		$3.76

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page